Parker Drilling Implements Reverse Stock Split and Adopts Short-Term Shareholder Rights Plan

HOUSTON, July 12, 2018 / PRNewswire/ -- Parker Drilling Company (NYSE: PKD) announced today that its Board of Directors has voted to implement a previously-approved reverse stock split and adopt a short-term shareholder rights plan.

Reverse Stock Split

The reverse stock split at a ratio of 1 for 15 will be effective when the markets open on July 27, 2018, at which time the Company’s common stock will begin trading on a split-adjusted basis under the existing trading symbol “PKD.”

The reverse stock split will increase the market price per share of the Company’s common stock, bringing the Company into compliance with the listing requirements of the New York Stock Exchange. The new CUSIP number for the common stock following the reverse stock split will be 701081 408. The Company’s shareholders previously approved the reverse stock split at the Annual Shareholders’ Meeting on May 10, 2018.

As a result of the reverse stock split, every 15 pre-split shares of common stock outstanding will automatically combine into one new share of common stock without any action on the part of the holders, and the number of outstanding common shares will be reduced from approximately 140 million shares to approximately 9.3 million shares. Proportionate adjustments will be made to the conversion price of the Company's outstanding 7.25% Series A Mandatory Convertible Preferred Stock and to the outstanding awards and number of shares issued and issuable under the Company's equity incentive compensation plans. The reverse stock split will not affect the par value of the common stock.

The reverse stock split will affect all shareholders uniformly and will not alter any shareholder's percentage interest in the Company's equity, except to the extent that the reverse stock split would result in a shareholder owning a fractional share. Shareholders who otherwise would be entitled to receive a fractional share will receive cash in lieu of a fractional share.

The Company's transfer agent, Equinti Trust Company (https://equiniti.com/us/) will provide shareholders of record holding certificates representing pre-split shares of the Company's common stock as of the effective date, a letter of transmittal providing instructions for the exchange of shares. Registered shareholders holding pre-split shares of the Company's common stock electronically in book-entry form are not required to take any action to receive post-split shares. Shareholders owning shares via a broker, bank, trust or other nominee will have their positions automatically adjusted to reflect the reverse stock split, subject to such broker's particular processes, and will not be required to take any action in connection with the reverse stock split. Additional information about the reverse stock split can be found in the Company's definitive proxy statement (Form DEF 14A) filed with the SEC on March 30, 2018. Equinti Trust Company can be reached by phone at 800.468.9716.

Short-Term Shareholder Rights Plan

The Board also unanimously voted to adopt a short-term shareholder rights plan (the “Rights Plan”) to protect the best interests of all of the Company’s shareholders. The Rights Plan, which was adopted by the Board following evaluation and consultation with the Company's advisors, is similar to plans adopted by numerous publicly-traded companies.

The Rights Plan is designed to keep any party from obtaining effective control of the Company without paying a fair control premium and to prevent any one shareholder from effectively blocking strategic actions that may be beneficial to all shareholders. The Rights Plan is not designed to prevent any action that the Board of Directors determines to be in the best interest of the Company and its shareholders. The Company will continue to welcome all constructive input from stakeholders, and the Rights Plan will ensure that the Board of Directors remains in the best position to discharge its fiduciary duties to the Company and all of its shareholders.

Chairman, president and CEO Gary Rich said, "The Rights Plan is designed to protect the interests of all of our shareholders, while we proactively and thoughtfully explore a wide range of options to strengthen our capital structure. With ample liquidity, we have the financial flexibility to continue to serve our customers as usual while we evaluate our options. Our focus on safety, quality and reliability is unwavering.”

The Rights Plan includes certain recognized shareholder protections that emphasize its limited focus. The Rights Plan will generally be triggered only if a person or group of persons acquires beneficial ownership of 10% or more of the Company's common stock. The Rights Plan does not aggregate the ownership of shareholders “acting in concert” unless and until they have formed a group under the Plan and applicable securities laws. A shareholder or group that currently has beneficial ownership of more than 10% is grandfathered, but may not acquire additional shares constituting one percent or more of the then outstanding shares of the Company’s common stock without triggering the Rights Plan.

If the rights become exercisable, each holder other than the person or group triggering the Rights Plan will be entitled to acquire shares of common stock at a 50% discount or the Company may exchange each right held by such holders for two shares of common stock. The Rights Plan will expire one year from its adoption.

Further details regarding the Rights Plan will be contained in Form 8-K filed by the Company with the SEC.

Cautionary Statement

This press release contains certain statements that may be deemed to be "forward-looking statements" within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. All statements in this press release other than statements of historical facts addressing activities, events or developments the Company expects, projects, believes, or anticipates will or may occur in the future are forward-looking statements. These statements include, but are not limited to, statements about anticipated future financial or operational results, the Company's financial position, and similar matters. These statements are based on certain assumptions made by the Company based on management's experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Although the Company believes its expectations stated in this press release are based on reasonable assumptions, such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, that could cause actual results to differ materially from those implied or expressed by the forward-looking statements. These include risks relating to changes in worldwide economic and business conditions, fluctuations in oil and natural gas prices, compliance with existing laws and changes in laws or government regulations, the failure to realize the benefits of, and other risks relating to, acquisitions, the risk of cost overruns, our ability to refinance our debt and other important factors, many of which could adversely affect market conditions, demand for our services, and costs, and all or any one of which could cause actual results to differ materially from those projected. For more information, see "Risk Factors" in the Company's Annual Report filed on Form 10-K with the Securities and Exchange Commission and other public filings and press releases. Each forward-looking statement speaks only as of the date of this press release and the Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.
About Parker Drilling

Parker Drilling provides drilling services and rental tools to the energy industry. The Company's Drilling Services business serves operators in the inland waters of the U.S. Gulf of Mexico utilizing Parker Drilling's barge rig fleet and in select U.S. and international markets and harsh environment regions utilizing Parker-owned and customer-owned equipment. The Company's Rental Tools Services business supplies premium equipment and well services to operators on land and offshore in the U.S. and international markets. More information about Parker Drilling can be found on the Company's website at www.parkerdrilling.com.

Contact:
Nick Henley
Director, Investor Relations
(+1) (281) 406-2082
nick.henley@parkerdrilling.com

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